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                               AMENDMENT NO. 1 TO

                                    EXHIBIT A

                     OF THE INVESTMENT MANAGEMENT AGREEMENT

         THIS EXHIBIT to the Investment Management Agreement dated April 1, 1999 (the "Agreement") between DELAWARE GROUP FOUNDATION FUNDS and DELAWARE MANAGEMENT COMPANY, a series of Delaware Management Business Trust, amended as of the 15th day of April, 1999 to add the Growth Portfolio, lists the Portfolios for which the Investment Manager provides investment management services pursuant to the Agreement, along with the management fee rate schedule for each Portfolio and the date on which the Agreement became effective for each Portfolio.


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  Portfolio Name             Effective Date            Management Fee Schedule
                                                        (as a percentage of
                                                     average daily net assets
                                                            Annual Rate
--------------------------------------------------------------------------------
Balanced Portfolio          April 1, 1999                      0.25%
--------------------------------------------------------------------------------
Growth Portfolio            April 15, 1999                     0.25%
--------------------------------------------------------------------------------
Income Portfolio            April 1, 1999                      0.25%
--------------------------------------------------------------------------------


DELAWARE MANAGEMENT                      DELAWARE GROUP
COMPANY, a series of Delaware            FOUNDATION FUNDS
Management Business Trust


By: /s/ David K. Downes                  By: /s/ David K. Downes
    ---------------------------------        --------------------------------
Name:  David K. Downes                       Name:  David K. Downes
Title: President                             Title: Executive Vice President and
                                                    Chief Operating Officer



Attest: /s/ David P. O'Connor                Attest: /s/ Michael D. Mabry
        -----------------------------                -------------------------



Name:  David P. O'Connor                     Name: Michael D. Mabry
       -------------------------------             ----------------------------
Title: Vice President/                       Title: Vice President/
       -------------------------------              ----------------------------
       Assistant Secretary/                         Assistant Secretary/
       -------------------------------              ----------------------------
       Associate General Counsel                    Associate General Counsel
       -------------------------------              ----------------------------